Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is dated as of January 29, 2026, by and between Genesco Inc. (the “Company”) and Cassandra E. Harris (“Consultant”) (collectively, the “Parties” and each, individually, a “Party”). This Agreement will become effective on the date hereof.

W I T N E S S E T H

WHEREAS, Consultant is currently employed as Senior Vice President – Finance and Chief Financial Officer of the Company and is the Company’s principal accounting officer and principal financial officer;

WHEREAS, Consultant will resign her employment with the Company as of the close of business on March 6, 2026;

WHEREAS, Consultant has agreed to provide temporary services to the Company beginning on March 7, 2026 (the “Effective Date”) following the resignation of her employment as set forth herein;

WHEREAS, in exchange for the consideration set forth below, Consultant agrees to be bound by certain confidentiality obligations set forth herein; and

WHEREAS, the Company and the Consultant desire to enter into this Agreement to set forth the terms of the Consultant’s engagement with the Company effective as of the Effective Date.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.
Term of Engagement. Consultant’s engagement under this Agreement shall commence as of the Effective Date and shall terminate on the later of March 25, 2026 and the filing of the Annual Report on Form 10-K for Fiscal 2026 (the “Form 10-K”), unless terminated earlier per the terms of Section 4 hereof (the “Term”).
2.
Duties. The Company shall engage Consultant as principal accounting officer during the Term to perform the services and duties customary and commensurate with the Consultant’s position as a principal accounting officer, including, without limitation, assisting with the preparation of and review of the financial statements and Form 10-K and execution of the Form 10-K and all related certifications. Consultant shall have the right to perform her services remotely. Consultant shall use commercially reasonable efforts to promote the interests of the Company in her role hereunder. Nothing contained in the foregoing will prevent Consultant from providing services to any future employer, provided the same does not constitute a breach of Section 6 herein. Consultant shall at all times comply with all applicable laws, rules and regulations of any and all governmental authorities and the applicable standards, bylaws, rules, compliance programs, policies and procedures of the Company. Consultant acknowledges and agrees that she will continue to be an “executive officer” and “officer” under the Securities Exchange Act of 1934, as amended, throughout the Term of this Agreement.
3.
Compensation. The Company shall pay Consultant a total fee of $12,000 (the “Fee”) for all services provided hereunder which shall not be subject to any tax withholdings or deductions. Notwithstanding the foregoing, in the event that more than 40 hours of work are performed by Consultant, Consultant and the Company shall mutually agree on a fee for such additional services. Consultant will be solely responsible for any tax liability arising from her receipt of the Fee and shall fully indemnify the Company from any tax liability arising from any Fee payments made to Consultant under the terms of this Agreement. Consultant acknowledges that, except as expressly provided in this Agreement, Consultant will not receive nor is she entitled to any additional compensation, severance or benefits.
4.
Termination Event. This Agreement may be terminated by the Company upon seven (7) days’ prior written notice. In the event of a termination for any reason, the Company shall have no obligation to Consultant other than the payment of Consultant’s earned and unpaid Fee from the Effective Date through the effective date of termination.
5.
Survival. The following Sections shall survive any expiration or termination of this Agreement: Sections 6 – 17.
6.
Confidentiality and Non-Disclosure.
(a)
Confidential Information. Consultant understands and acknowledges that, during the course of her engagement with the Company and as a result of having executed this Agreement, Consultant may be granted access to valuable information relating to the Company’s business. Consultant agrees to continue to be bound by the Company’s Code of Business Conduct and Ethics, including the confidentiality provisions thereof, as a Senior Executive and Financial Officer thereunder.
(b)
Duty of Confidentiality. Consultant agrees at all times, both during and after her engagement with the Company, to hold all of the Company’s Confidential Information for the benefit of the Company and to use commercially reasonable efforts to safeguard all such Confidential Information. Consultant will not directly or indirectly disclose to or use on behalf of any third person or entity outside the Company any such Confidential Information, except as may be necessary in the good faith performance of Consultant’s duties for the Company. This provision is not intended to, nor shall it (or any other provision herein), prohibit Consultant from cooperating with any government investigation or court order or from making a good-faith, truthful report to any government agency with oversight responsibility for the Company. All data, memoranda, notes, lists, drawings, records, files, and other documentation (and all copies thereof) made or compiled by Consultant or made available to Consultant concerning the Confidential Information are the property of the Company, and will be delivered by Consultant to the Company immediately upon the termination of Consultant’s engagement with the Company or within three (3) days of any request by Company.
(c)
Defend Trade Secrets Act. Pursuant to the Defend Trade Secrets Act of 2016, Consultant acknowledges that she shall have no criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if Consultant files a lawsuit for retaliation by Company for reporting a suspected violation of law, Consultant may disclose the trade secret to Consultant’s attorney and may use the trade secret information in the court proceeding, if Consultant (y) uses reasonable efforts to submit any document containing the trade secret under seal; and (z) does not disclose the trade secret, except pursuant to court order.
(d)
Unfair Competition. Consultant acknowledges that the Company has a compelling business interest in preventing unfair competition stemming from the intentional or inadvertent use or disclosure of the Company’s Confidential Information.
7.
Injunctive Relief. It is agreed that if Consultant violates Section 6 of this Agreement, irreparable harm could occur and money damages may be insufficient to compensate the Company. Therefore, the Company will be entitled to seek injunctive relief (including, without limitation, temporary and permanent injunctions, a decree for specific performance, and an equitable accounting of earnings, profits, and other benefits arising from such violation), in any court having jurisdiction over such claim, to enforce the terms of Section 6, without posting bond or any other security. Consultant further agrees that any request for such injunctive relief by the Company shall be in addition to, and without prejudice to, any claim for monetary damages that the Company may elect to assert. The foregoing will not operate to restrict Consultant from contesting any facts alleged by Company in support of Company’s application for such injunctive relief.
8.
Assignment. This Agreement is personal to Consultant and, without the written consent of Company, shall not be assignable by Consultant.
9.
Governing Law. Except to the extent the terms and provisions of this Agreement are governed by federal law, this Agreement shall be construed in accordance with the laws of the State of Tennessee, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. Furthermore, the Parties expressly agree that the sole and exclusive venue for any dispute between the Parties arising from this Agreement shall be the federal or state courts located in Davidson County, Tennessee.
10.
Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, the remainder of such covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such court shall have the authority under this Agreement to rewrite or reform the restriction(s) at issue to achieve this intent, and such provision(s) shall be deemed to be written, construed, and enforced as so limited, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

11.
Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving Party. The failure of either Party to require the performance of any term or obligation of this Agreement, or the waiver by either Party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.
12.
Notices. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person, deposited in the United States mail, postage prepaid, registered or certified, or sent by a nationally recognized overnight carrier, and addressed to Consultant at her address on record with the Company or, in the case of the Company, at its principal place of business, or to such other address as either Party may specify by written notice to the other.
13.
Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the terms and conditions of Consultant’s engagement and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of Consultant’s engagement. This Agreement may be amended or modified only by a written instrument signed by Consultant and the Company. The Parties specifically acknowledge and agree that nothing in this Agreement shall modify, alter or abridge any obligation that Consultant has to the Company under the terms of any other agreement between or among the Parties. The Parties agree that the Employment Protection Agreement dated as of February 6, 2025, by and between the Company and Consultant is hereby terminated and of no further force and effect.
14.
Headings. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.
15.
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Any electronic signature provided by either Party shall be deemed the legally binding original signature of the respective Party.
16.
Independent Contractor. In performing the services contemplated hereunder, Consultant shall be an independent contractor of Company. Nothing in this Agreement shall be construed to constitute either party as the agent, employee or joint venturer of the other, nor shall either party have the right to bind the other party or make any promises or representations on behalf of the other party. Consultant shall be solely responsible for the payment of taxes, withholding payments, penalties, fees, fringe benefits, vacation pay, sick leave, retirement benefits, social security, worker’s compensation, disability or unemployment insurance benefits or other employee benefits of any kind and shall have no claim against the Company for such expenses. The engagement between the Parties set forth herein is non-exclusive, and Consultant may engage in outside business engagements, provided that such engagements do not result in a breach of Consultant’s obligations under Section 6 of this Agreement.
17.
Indemnification. Consultant shall indemnify the Company from any and all claims, liabilities and damages, of any form, resulting to Company as a result of (a) Consultant’s breach of any provisions of this Agreement; or (b) Consultant’s gross negligence, willful misconduct or violation of law in the performance of her services hereunder; provided, that in no event shall Consultant be liable for incidental, consequential, special or punitive damages.

SIGNATURES ON FOLLOWING PAGE

IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized representative, and by Consultant as of the date first above written.

Company

By:/s/ Scott E. Becker

Name: Scott E. Becker

Title: SVP, General Counsel and Secretary

Consultant

/s/ Cassandra E. Harris

Name: Cassandra E. Harris